Exhibit 10.2
2006 DAY INTERNATIONAL GROUP, INC.
RESTRICTED STOCK UNIT PLAN
     1. Purpose. The purpose of the 2006 Day International Group, Inc. Restricted Stock Unit Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by executives, senior officers and other key employees of the Company and its Subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such executives, senior officers and other employees on behalf of the Company and its Subsidiaries and strengthen their desire to remain with the Company and its Subsidiaries.
     2. Definitions. When used in this Plan, the following terms shall have the meaning set forth below. In addition, any capitalized terms used herein which are not otherwise defined herein shall have the same definitions as set forth in the Stockholders Agreement.
     (a) “Administrator” shall mean the Board or the committee designated and appointed by the Board to administer the Plan pursuant to Section 3.
     (b) “Affiliate” means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise.
     (c) “Award Agreement” shall have the meaning set forth in Section 6 hereof.
     (d) “Board” shall mean the Board of Directors of the Company, as constituted at any time.
     (e) “Cause” with respect to a Participant shall have the meaning assigned to it in the Stockholders Agreement, determined as if the Participant were an Employee Stockholder.
     (f) “Change of Control” shall mean
     (i) prior to the first public offering of the Common Stock, either (x) Permitted Holders cease to be the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii)

below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);
     (ii) following the first public offering of the Common Stock, any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Common Stock, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Common Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board, or
     (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.
     (g) “Common Equity Value” shall mean (i) the sum of (x) the total cash consideration received or to be received by holders of the Common Stock, plus (y) the present value of any payments to be made in installments divided by (ii) the total number of shares of Common Stock outstanding, including subject to warrants, stock options or other awards based on the equity of the Company.
     (h) “Common Stock” shall mean the Class A Common Stock, par value $.01 per share, of the Company.
     (i) “Company” shall mean Day International Group, Inc., a Delaware corporation, and its successors and assigns.
     (j) “Disability” shall mean (i) with respect to a Participant with an employment agreement that explicitly defines “Disability”, the definition set forth in such employment agreement, and (ii) with respect to any other Participant, the Participant’s inability, due to a physical or mental condition, to perform the duties of the Participant’s employment with the Company or a Subsidiary for a period of 180 days, whether or not consecutive.
     (k) “Exchange Act” shall mean Securities Exchange Act of 1934, as amended from time to time.

     (l) “Fair Market Value” shall mean the value of a share of Common Stock on the date of the Liquidity Event, determined as follows (i) in the case of a Liquidity Event which is a sale or exchange of the Company’s equity securities or a sale or disposition of the Company’s assets, the Common Equity Value, (ii) in the case of a Liquidity Event which is a public offering of the Common Stock, the per share offering price, or (iii) in all other instances, the fair market value of the Common Stock (expressed on a per-share basis) as of such date, as determined in good faith by the Board based on the consolidated results of operations, financial conditions and future prospects of the Company and such other factors as the Board may deem appropriate
     (m) “Grant Date’ shall have the meaning set forth in Section 7(a) hereof.
     (n) “Internal Revenue Code” shall mean Internal Revenue Code of 1986, as amended from time to time.
     (o) “Liquidity Event” shall mean (i) a Change of Control, (ii) the sale, in an underwritten public offering registered under the Securities Act, of shares of Common Stock having an aggregate offering value (measured by the Company’s proceeds before underwriters’ discounts and selling commissions) of at least $50,000,000 or (iii) a delivery of the Sale Notice under the Stockholders Agreement.
     (p) “Participant” shall mean a person who is granted an RSU Award in accordance with Section 4 hereof.
     (q) “Permitted Holders” shall mean (i) Greenwich Street Capital Partners, Inc., SG Capital Partners, LLC, The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Company Inc. and their respective Affiliates and any investment fund or vehicle managed, sponsored or advised by them or their Affiliates and (ii) any person acting in the capacity of an underwriter in connection with a public or private offering of the Company’s Common Stock.
     (r) “Plan” shall mean this 2006 Day International Group, Inc. Restricted Stock Unit Plan, as adopted by the Board as of June 26, 2006 (the “Effective Date”).
     (s) “Retained Percentage” shall have the meaning set forth in Section 9 hereof.
     (t) “Retirement” shall mean a Participant’s retirement from the Company or a Subsidiary after satisfying the age and service requirements applicable for such Participant to be eligible for the Company’s or Subsidiary’s retiree medical benefits.
     (u) “RSU” shall mean an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the holder, Common Stock having a Fair Market Value equal to (or, in the sole discretion of the Board, cash equal to) the RSU Value on a delivery date as provided under the applicable Award Agreement.

     (v) “RSU Award” shall mean a grant of RSUs in accordance with Section 7 hereof.
     (w) “RSU Value” shall mean, with respect to each RSU, the Fair Market Value of a share of Common Stock minus the base value (the “Base Value”) set forth on Schedule A attached hereto.
     (x) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     (y) “Stockholders Agreement” shall mean the Amended and Restated Stockholders Agreement, dated as of October 19, 1999, among the Company and the stockholders signatory thereto, as amended from time to time.
     (z) “Subsidiary” shall mean any corporation or other business entity (whether or not incorporated) 50% or more of whose stock or interests having general voting power is owned by the Company, or by another Subsidiary as herein defined, of the Company.
     3. Administration.
     (a) Administrator. The Plan shall be administered by the Board or a committee designated and appointed by the Board to administer the Plan (the “Administrator”). Any member of the committee may resign by giving written notice thereof to the Board, and any member of the committee may be removed at any time, with or without cause, by the Board. If, for any reason, a member of the committee shall cease to serve, the vacancy shall be filled by the Board. The Administrator shall establish such rules and procedures as are necessary or advisable to administer the Plan.
     (b) Power of the Administrator. The Administrator shall have full power, authority and discretion to administer and interpret the Plan. The Administrator may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and RSU Awards effective or provide for their administration, and may take such other action with regard to the Plan and RSU Awards as it shall deem desirable to effectuate their purpose.
     (c) Decisions of the Administrator. The decisions of the Administrator shall be final, conclusive and binding on all parties, including the Company, Participants and their estates and beneficiaries.
     4. Eligibility and Participation. The persons listed on Schedule A attached hereto (“Participants”) shall automatically be granted RSU Awards as of the Effective Date for the number of RSUs and Base Value listed opposite their respective names on Schedule A.
     5. Common Stock. The RSU Awards to be granted in accordance with this Plan shall be with respect to RSUs relating to an aggregate of 2,727.5 shares of Common Stock,

which may be either shares of Common Stock held in treasury or authorized but unissued shares of Common Stock.
     6. Award Agreements. Each RSU Award granted under the Plan shall be evidenced by an award agreement (“Award Agreement”). The Award Agreement shall be in the form attached hereto as Exhibit A.
     7. RSU Awards. RSU Awards shall be subject to the following terms and conditions:
     (a) Vesting. The RSUs shall become vested on the earliest Liquidity Event to occur before the seventh anniversary of the Effective Date, provided that on the date of the Liquidity Event the Participant is either still in the employ of the Company or a Subsidiary or has a Retained Percentage in accordance with Section 9 (in which case only the Retained Percentage shall become vested). If a Liquidity Event does not occur before the seventh anniversary of the Effective Date, then, notwithstanding any other provision to the contrary, all rights with respect to such RSUs shall be forfeited and cancelled with no compensation due to the holder of the RSU Award.
     (b) Other Conditions. The Administrator may impose such other conditions as it may deem advisable on any RSU Awards granted under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which the Common Stock or             shares of the same class are then listed, and under any securities law applicable to such Common Stock.
     (c) Payment. Upon the occurrence of a Liquidity Event before the seventh anniversary of the Effective Date and satisfaction of such other conditions or restrictions specified by the Administrator, the Company shall deliver to the holder either fully transferable shares of Common Stock having a Fair Market Value equal to, or, in the sole discretion of bhe Board, cash equal to, the RSU Value multiplied by the number of vested RSUs subject to such holder’s RSU Award or, in the case of a Participant who terminated employment with a Retained Percentage, the vested RSUs subject to such Retained Percentage.
     8. Restrictions on Transferability of RSU Awards. RSU Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Any amount otherwise payable to a deceased Participant shall be paid to the Participant’s estate.
     9. Termination of Employment.
     (a) If a Participant is terminated by the Company or any Subsidiary for Cause or terminates for any reason other than as a result of Retirement, death or Disability, all prior to a Liquidity Event and the seventh anniversary of the Effective Date, any RSUs subject to the Participant’s RSU Award shall be cancelled and forfeited with no compensation due to the Participant.

     (b) If a Participant is terminated by the Company or any Subsidiary without Cause or terminates as a result of Retirement, death or Disability, all prior to a Liquidity Event and the seventh anniversary of the Effective Date, the Participant will retain a percentage of RSUs subject to the RSU Award (the “Retained Percentage”) as provided in subparagraphs (i) and (ii) below. The Retained Percentage shall remain subject to the conditions in Sections 7(a) and (b) (vesting) and 7(c) (payment). In the event a Liquidity Event does not occur by the seventh anniversary of the Effective Date, the RSUs subject to the Retained Percentage shall be cancelled and forfeited with no compensation due to the Participant.
     (i) In the event of a termination of employment due to Retirement, the Retained Percentage will be: (x) 25% if the date of termination is after the first anniversary of the Effective Date and before the second anniversary of the Effective Date, (y) 50% if the date of termination is on or after the second anniversary of the Effective Date and before the third anniversary of the Effective Date and (z) 75% if the date of termination is on or after the third anniversary of the Effective Date.
     (ii) In the event of a termination of employment due to the Participant’s death or Disability or by the Company without Cause, the Retained Percentage will be 75%.
     10. Adjustment of RSU Awards. If prior to the lapse of all of the restrictions and conditions imposed pursuant to an RSU Award, there shall be declared and paid a stock dividend upon the Common Stock or if the Common Stock shall be split up, converted, exchanged, reclassified, or in any way substituted for, the number of shares of Common Stock and class which may be issued pursuant to outstanding RSU Awards may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate.
     11. Issuance of shares of Common Stock and Compliance with Securities Act. Any holder of an RSU Award shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence of an effective Registration Statement under the Securities Act with respect to the shares of Common Stock subject to such RSU Award, to issue the shares of Common Stock in compliance with the provisions of the Securities Act or any comparable act. The Company shall have the right, in its sole discretion, to legend any shares of Common Stock which may be issued pursuant to an RSU Award, or may issue stop transfer orders in respect thereof.
     12. Amendment and Termination. Except as hereinafter provided, the Administrator may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding RSU Awards, with the consent of the affected holder of an RSU Award; provided, however, that the Administrator may amend the Plan and the terms and conditions of any RSU Awards to comply with the applicable requirements of Section 409A of the Internal Revenue Code, without the consent of any affected holders of RSU Awards.

     13. General Provisions.
     (a) Withholding. The Company or Subsidiary shall withhold from amounts payable in cash under the Plan such federal, state or local taxes as the Company or Subsidiary determines are required to be withheld pursuant to any applicable law or regulation. In any event, the holder shall make available to the Company or Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Company or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Subsidiary out of any funds or property due or to become due to the holder of such RSU Award.
     (b) Employee Matters. Nothing contained herein shall give any Participant the right to be retained in the employment of the Company or any successor, or affect the Company’s right to terminate any Participant at any time. The Plan is not a term or condition of any individual’s employment and no Participant shall have any legal right to any payment (in cash or shares of Common Stock) hereunder except to the extent all conditions relating to the receipt of such payment have been satisfied.
     (c) Arbitration. Any claim, dispute or controversy arising out of or relating to the Plan shall be submitted to binding arbitration in Ohio to a single arbitrator chosen in accordance with the rules of the American Arbitration Association (“AAA”). The arbitrator’s decision shall be final and binding upon the parties and those who may have derivative claims through the parties, and shall be entitled to enforcement in any court of competent jurisdiction. Unless a controlling law or court decision provides otherwise, the costs and expenses of the arbitrator shall be shared equally by the parties.
     (d) Governing Law. This Plan and all rights and obligations under this Plan shall be governed by and construed in accordance with the substantive laws of the State of Ohio, excluding any conflicts or choice of law rules or principle that might otherwise refer construction or interpretation of this Plan to provisions of the substantive law of any jurisdiction other than the State of Ohio.

     (e) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included.
     IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized officer as of the 26th day of June, 2006.

DAY INTERNATIONAL GROUP, INC.
By:
Name:
Title:

Schedule A

		Base Value
Name	Number of RSUs	Per RSU

Dennis R. Wolters	1,200	$1,000
David B. Freimuth	200	$1,000
David B. Freimuth	110	$1,200
Christian Balderman	200	$1,000
John R. Elia	200	$1,000
Michael E. McLean	200	$1,000
Dermot Healy	200	$1,200
Dwaine R. Brooks	112.5	$1,000
William M. Howle	112.5	$1,000
William B. Branson	112.5	$1,000
Micheal P. Neroni	60	$1,000
Jean Boret	10	$1,000
Thomas Powlas	10	$1,000